Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-27311, Form S-4 No. 333-101788, and Form S-4 No. 333-72982) of Transcontinental Gas Pipe Line Corporation and in the related prospectuses of our report dated February 18, 2004, with respect to the consolidated financial statements and financial statement schedule of Transcontinental Gas Pipe Line Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Houston, Texas
March 9, 2004